UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2026

Lightwave Logic, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40766	82-0497368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

369 Inverness Parkway, Suite 350, Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

(720) 340-4949

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LWLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, the Board of Directors (the “Board”) of Lightwave Logic, Inc. (the “Company”) appointed Fred A. Graffam III as the Company’s Chief Financial Officer, effective immediately.

Mr. Graffam, age 60, has over 20 years of progressively responsible operational and financial leadership experience. From December 2022 to April 2026, Mr. Graffam served as the Executive Vice President and Chief Financial Officer of Fidium (formerly Consolidated Communications Holdings, Inc. (Nasdaq: CNSL)), a fiber optic-based internet provider. Prior to this, Mr. Graffam served as executive vice president and Chief Financial Officer at Monitronics International, dba Brinks Home Security, a leading home security and alarm monitoring company, from October 2017 to November 2022, including serving as senior vice president and CFO of Ascent Capital (the parent of Monitronics International) from October 2017 to August 2019. Prior to this, Mr. Graffam was senior vice president of finance, investor relations and corporate development at DigitalGlobe, Inc., a technology company. Earlier in his career, among other roles, he was a senior vice president of the North America/Asia Pacific regions at Level 3 Communications, and he served in various finance and operating capacities of increasing responsibility at Comcast. Mr. Graffam is a certified public accountant and holds a Bachelor of Science degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

In connection with his appointment as Chief Financial Officer, the Company and Mr. Graffam entered into an Executive Employment Agreement, effective July 20, 2026 (the “Employment Agreement”), pursuant to which Mr. Graffam will receive an annual base salary of $450,000 and a discretionary annual performance bonus of up to 40% of his annual base salary based on the achievement of the Company’s objectives, as established by the Board. In addition, Mr. Graffam will receive a sign-on cash bonus of $70,000, which would be paid back pro rata if Mr. Graffam voluntarily resigns without good reason before the 12-month anniversary of the Employment Agreement’s effective date, and a sign-on equity award in the form of restricted stock units with an aggregate grant-date value of $2,400,000, 25% of which shall vest on the first anniversary of the vesting commencement date, and the remaining 75% of which shall vest in equal quarterly installments over the three years thereafter (the “Sign On Grant”). Mr. Graffam is also eligible to participate in the benefit plans and programs generally available to the Company’s employees, except to the extent such plans are duplicative of other benefits otherwise provided to executive officers. Mr. Graffam will also be entitled to reimbursement of all reasonable and necessary business expenses incurred in performing Executive’s duties, subject to the Company’s expense reimbursement policies and Executive’s timely submission of required documentation. If Mr. Graffam is terminated without cause or if Mr. Graffam terminates his employment for good reason, the Company agrees to provide to Mr. Graffam as severance: (i) an amount equal to his base salary, (ii) an amount equal to his full year target bonus, (iii) reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Graffam’s termination and (iv) accelerated vesting for any portion of the Sign On Grant that would have vested within 12 months of the termination date. If Mr. Graffam’s employment is terminated under these circumstances during the twelve month period that follows a change in control (as defined in the Employment Agreement), in lieu of the severance described above, subject to his execution of a release agreement in favor of the Company, the Company agrees to provide to Mr. Graffam as severance: (i) an amount equal to two times his base salary, (ii) an amount equal to two times his target bonus, (iii) reimbursement of premiums to continue health care benefits coverage under COBRA for the 12 months following the date of Mr. Graffam’s termination and (iv) accelerated vesting of all time-based equity awards.

The summary of the Employment Agreement set forth above does not purport to be a complete statement of the terms of such document. The summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is set forth as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Graffam and any other person pursuant to which she was appointed as the Company’s Chief Financial Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Graffam. Additionally, Mr. Graffam has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Graffam’s appointment, Snizhana “Ana” Quan, who was previously named the Company’s Principal Financial Officer and Principal Accounting Officer, will no longer hold those titles and will hold the title of Vice President of Finance and Corporate Controller.

Item 7.01. Regulation FD Disclosure.

On July 20, 2026, the Company issued a press release announcing Mr. Graffam’s appointment. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01 and in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Fred Graffam and Lightwave Logic, Inc., dated July 20, 2026
99.1	Press Release of Lightwave Logic, Inc. dated July 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

Dated: July 20, 2026	By:	/s/ Yves LeMaitre
	Name:	Yves LeMaitre
	Title:	Chief Executive Officer